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                                                                    Exhibit 23.2

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 15, 2006 relating to the financial statements of Vanda Pharmaceuticals Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
February 15, 2006